Exhibit 99.1

STR HOLDINGS, INC. REPORTS SECOND QUARTER 2013 RESULTS

ENFIELD, Conn. — August 7, 2013 — STR Holdings, Inc. (NYSE: STRI) today announced its financial results for the second quarter ended June 30, 2013.

Second Quarter 2013 Financial Summary:

•                  Net sales of $7.8 million

•                  Diluted GAAP loss per share from continuing operations of $(0.11); Diluted non-GAAP loss per share from continuing operations of $(0.09)

•                  Finished the quarter with $72.3 million in cash and no debt

Financial Results

Net sales for the quarter ended June 30, 2013 were $7.8 million. This represents a decline of 31% sequentially and 69% from Q2 2012. On a year—over—year basis, volume declined in the second quarter of 2013 by approximately 62% and our average sale price (“ASP”) declined by approximately 19%. On a sequential basis, the decrease was driven by a volume decline of approximately 26% and a 7% decrease in ASP. When excluding sales to First Solar, the Company’s net sales increased by approximately 20% on a sequential basis.

“Despite continued headwinds, we have begun production-scale shipments of our next-gen EVA-based encapsulants to three new customers in China. These prominent solar manufacturers have in excess of 1 GW of capacity each and represent important relationships leading up to the launch of our factory in Suzhou later this year,” said Robert S. Yorgensen, STR’s President and Chief Executive Officer. “We are still early in our relationships and may experience further delays in ramping into their production.”

Gross profit for the second quarter of 2013 was $0.4 million, or 4.6% of sales, compared to $(0.7) million, or (6.3)% of sales, for the first quarter of 2013. The improvement was mainly a result of a $1.3 million decrease in restructuring charges and benefits from cost—reduction efforts that more than offset a 7% ASP decrease and lower absorption of fixed costs associated with the sales volume decline.

Selling, general and administrative expenses for the second quarter of 2013 were $4.3 million compared to $4.1 million in the first quarter of 2013. The increase was primarily driven by a $0.4 million increase in non—cash, stock—based compensation and a $0.2 million increase in professional fees.  These increases were offset by a $0.3 million decrease in labor and benefits due to previous headcount reductions and $0.2 million of lower restructuring charges.

Net loss from continuing operations for the second quarter of 2013 was $(4.5) million, or $(0.11) per diluted share. This compares to a net loss from continuing operations of $(4.2) million, or $(0.10) per diluted share, for the first quarter of 2013 and a net loss from continuing operations of $(2.4) million, or $(0.06) per diluted share, for the second quarter of 2012.

Non—GAAP net loss from continuing operations for the second quarter of 2013, which excludes certain tax-effected adjustments (as disclosed following the non—GAAP reconciliation table at the end of this press release), was $(3.9) million, or $(0.09) per diluted share. This compares to non—GAAP net loss from continuing operations of $(2.9) million, or $(0.07) per diluted share, for the first quarter of 2013 and non—GAAP net earnings from continuing operations of $0.1 million, or $0.00 per diluted share, for the second quarter of 2012.

Liquidity

The Company finished the quarter with $72.3 million of cash and no debt. As of June 30, 2013, the Company also had $9.3 million of income tax receivables, of which approximately $7.0 million relates to income tax returns filed in 2012. The Company recently learned that its 2011 and 2012 U.S. Federal income tax returns will be routinely audited by the I.R.S.  As such, approximately $5.6 million of the income tax receivable will not be received by the Company until the audit is completed.

Guidance

The Company is retracting its previously-issued 2013 guidance.  “We continue to execute our strategic objectives. However, there is inherent risk associated with any product launch when entering mass production, as evidenced by delays experienced so far. In addition, we have learned that a portion of our income tax receivable will be audited in the normal course. These recent events along with one of our largest customers possibly emerging from insolvency proceedings during the second half of 2013, create a high-degree of variability and uncertainty in our ability to forecast in the short-term.” said Joseph C. Radziewicz, STR’s Vice President and Chief Financial Officer. “Based upon these events, we believe it is appropriate to retract our 2013 guidance until we have better visibility into the execution of our product launch and paperless roll-out during the second half of the year. We will continue to provide an update on our business during our normal quarterly reporting process.”

Second Quarter Conference Call and Presentation

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. ET. A live webcast of the conference call and presentation will be available through the Investor Relations section of the Company’s website at www.strsolar.com. Investors accessing the live call by phone from the U.S. should dial (877) 312—8789 and enter passcode: 22257965. Those calling from outside the U.S. should dial (970) 315—0450 and use the same passcode.  A telephone replay will be available approximately two hours after the call concludes through Wednesday, August 14, 2013, by dialing (855) 859—2056 from the U.S., or (404) 537—3406 from international locations, and entering passcode: 22257965. The webcast and presentation will be archived on the Company’s website for one year.

About STR Holdings, Inc.

STR Holdings, Inc. is a global provider of encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strsolar.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this press release, the Company faces risks and uncertainties that include, but are not limited to, the following: (1) customer concentration in our business and our relationships with and dependence on key customers; (2) technological changes in the solar energy industry or our failure to develop and introduce or integrate new technologies could render our encapsulants uncompetitive or obsolete, particularly in China; (3) our ability to increase our market share; (4) product pricing pressures and other competitive factors; (5) excess capacity in the solar supply chain; (6) the extent to which we may be required to write—off accounts receivable, inventory or other assets; (7) trade complaints and lawsuits diminishing the growth of the solar industry; (8) demand for solar energy in general and solar modules in particular; (9) the extent and duration of the current downturn in the global economy; (10) the impact negative credit markets may have on us or our customers or suppliers; (11) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (12) the effects of the announced reductions to solar incentives in Germany and Italy; (13) operating new manufacturing facilities and increasing production capacity at existing facilities; (14) volatility in commodity costs, such as resin or paper used in our encapsulants, and our ability to successfully manage any increases in these commodity costs; (15) our dependence on a limited number of third—party suppliers for raw materials for our encapsulants and materials used in our processes; (16) our reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (17) potential product performance matters and product liability; (18) our ability to protect our intellectual property; (19) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (20) maintaining sufficient liquidity in order to fund future profitable growth and long—term vitality; (21) outcomes of litigation and regulatory actions; and (22) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10–K, 10–Q and 8–K. You are urged to carefully review and consider the disclosure found in our filings which are available on http://www.sec.gov or http://www.strsolar.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

+1 (860) 758–7325

joseph.radziewicz@strholdings.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED INCOME STATEMENTS

All amounts in thousands except shares and per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$7,755	$25,119	$18,970	$56,202
Cost of sales	7,396	23,534	19,312	52,617

Gross profit	359	1,585	(342)	3,585

Selling, general and administrative expenses	4,345	5,595	8,482	12,263
Research and development expense	709	1,113	1,613	2,191
Provision (recovery) for bad debt expense	1,898	(1,156)	2,238	450
Goodwill impairment	—	—	—	82,524
Operating loss	(6,593)	(3,967)	(12,675)	(93,843)

Other (loss) income	(132)	71	(104)	6,841
Loss from continuing operations before income tax benefit	(6,725)	(3,896)	(12,779)	(87,002)
Income tax benefit from continuing operations	(2,234)	(1,475)	(4,078)	(2,450)
Net loss from continuing operations	(4,491)	(2,421)	(8,701)	(84,552)

Discontinued operations:
Earnings from discontinued operations before income tax expense	—	—	—	—
Income tax expense from discontinued operations	—	—	—	—
Net earnings from discontinued operations	—	—	—	—

Net loss	$(4,491)	$(2,421)	$(8,701)	$(84,552)

GAAP net loss per share:
Basic from continuing operations	$(0.11)	$(0.06)	$(0.21)	$(2.05)
Basic from discontinued operations	$—	$—	$—	$—
Total basic GAAP net loss per share	$(0.11)	$(0.06)	$(0.21)	$(2.05)

Diluted from continuing operations	$(0.11)	$(0.06)	$(0.21)	$(2.05)
Diluted from discontinued operations	$—	$—	$—	$—
Total diluted GAAP net loss per share	$(0.11)	$(0.06)	$(0.21)	$(2.05)

(1) Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.09)	$—	$(0.16)	$0.07
Basic from discontinued operations	$—	$—	$—	$—
Total basic non-GAAP net (loss) earnings per share	$(0.09)	$—	$(0.16)	$0.07

Diluted from continuing operations	$(0.09)	$—	$(0.16)	$0.07
Diluted from discontinued operations	$—	$—	$—	$—
Total diluted non-GAAP net (loss) earnings per share	$(0.09)	$—	$(0.16)	$0.07

Weighted-average common shares outstanding:
Basic shares outstanding GAAP	41,607,310	41,287,338	41,574,713	41,239,316
(2) Diluted shares outstanding GAAP	41,607,310	41,287,338	41,574,713	41,239,316
Stock options	—	—	—	—
Restricted common stock	—	284	—	130
(2) Diluted shares outstanding non-GAAP	41,607,310	41,287,622	41,574,713	41,239,446

(1) Please refer to the reconciliation of non-GAAP measures included in this press release.

(2) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net (loss) earnings per share included in this press release.

STR Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in thousands

	June 30, 2013	December 31, 2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,273	$81,985
Accounts receivable, net	1,949	5,316
Inventories, net	9,635	8,585
Other current assets	13,334	10,732
Total current assets	97,191	106,618

Property, plant and equipment, net	28,333	27,750
Other noncurrent assets	13,933	12,796
Total assets	$139,457	$147,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,854	$2,893
Accrued liabilities	8,570	10,376
Income taxes payable	857	917
Total current liabilities	14,281	14,186

Long-term liabilities	5,531	5,539
Total liabilities	19,812	19,725

STOCKHOLDERS’ EQUITY
Stockholders’ equity	119,645	127,439
Total liabilities and stockholders’ equity	$139,457	$147,164

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(4,491)	$(2,421)	$(8,701)	$(84,552)
Net earnings from discontinued operations	—	—	—	—
Net loss from continuing operations	(4,491)	(2,421)	(8,701)	(84,552)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	524	2,277	1,016	4,115
Goodwill impairment	—	—	—	82,524
Amortization of intangibles	—	2,108	—	4,216
Amortization of deferred financing costs	17	81	34	163
Stock-based compensation expense	760	1,504	1,114	2,978
Provision (recovery) for bad debt expense	1,898	(1,156)	2,238	450
Deferred income tax benefit (expense)	186	(288)	(62)	(1,811)
Changes in operating assets and liabilities	(4,125)	5,848	(4,603)	21,099
Other, net	226	195	298	115
Net cash (used in) provided by continuing operations	(5,005)	8,148	(8,666)	29,297
Net cash provided by (used in) discontinued operations	96	(676)	834	(5,786)
Total net cash (used in) provided by operating activities	(4,909)	7,472	(7,832)	23,511

INVESTING ACTIVITIES
Capital expenditures	(1,277)	(3,887)	(1,757)	(9,425)
Net cash used in continuing operations	(1,277)	(3,887)	(1,757)	(9,425)
Net cash used in discontinued operations	—	—	—	—
Total net cash used in investing activities	(1,277)	(3,887)	(1,757)	(9,425)

FINANCING ACTIVITIES
Net cash provided by continuing operations	5	14	14	25
Net cash used in discontinued operations	—	—	—	—
Total net cash provided by financing activities	5	14	14	25

Effect of exchange rate changes on cash	79	(1,632)	(137)	(714)

Net change in cash and cash equivalents	(6,102)	1,967	(9,712)	13,397
Cash and cash equivalents, beginning of period	78,375	70,224	81,985	58,794
Cash and cash equivalents, end of period	$72,273	$72,191	$72,273	$72,191

* Free cash flow from continuing operations	$(6,282)	$4,261	$(10,423)	$19,872

* Please refer to the reconciliation of non-GAAP measures included in this press release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP (Loss) Earnings Per Share
Net loss from continuing operations	$(4,491)	$(2,421)	$(8,701)	$(84,552)
Adjustments to net loss from continuing operations:
Amortization of intangibles	—	2,108	—	4,216
Amortization of deferred financing costs	17	81	34	163
Stock-based compensation expense	760	1,504	1,114	2,978
Restructuring	91	—	1,664	—
Goodwill impairment	—	—	—	82,524
Tax effect of non-GAAP adjustments	(277)	(1,201)	(931)	(2,385)
Non-GAAP net (loss) earnings from continuing operations	$(3,900)	$71	$(6,820)	$2,944

Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.09)	$—	$(0.16)	$0.07
Diluted from continuing operations	$(0.09)	$—	$(0.16)	$0.07

Weighted-average common shares outstanding:
Basic	41,607,310	41,287,338	41,574,713	41,239,316
(1) Diluted	41,607,310	41,287,622	41,574,713	41,239,446

(1) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net (loss) earnings per share included in this press release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow from Continuing Operations
Cash flow (used in) provided by operations from continuing operations	$(5,005)	$8,148	$(8,666)	$29,297
Less:
Capital expenditures	(1,277)	(3,887)	(1,757)	(9,425)
Free cash flow	$(6,282)	$4,261	$(10,423)	$19,872

Non—GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company uses non—GAAP financial measures to facilitate better understanding of its operating results. In this press release, there are two non—GAAP financial metrics mentioned: Non—GAAP (loss) earnings per share from continuing operations (EPS) and free cash flow from continuing operations as defined below:

Non—GAAP EPS: The Company believes that non—GAAP EPS from continuing operations provides meaningful supplemental information regarding its performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current period results with those of prior periods as well as with its peers.

Non—GAAP EPS from continuing operations is defined as net (loss) earnings from continuing operations not including the tax effected impact of deferred financing costs, stock-based compensation, intangible asset amortization expense, restructuring and goodwill impairment divided by the weighted—average common shares outstanding. Please refer to the Company’s Form 10—K filed with the Securities and Exchange Commission (SEC) on March 15, 2013, as well as prior SEC filings, for detailed discussion on some of these adjustments that have been recorded in previous periods.

Although the Company uses non-GAAP EPS from continuing operations as a measure to assess the operating performance of its business, non—GAAP EPS from continuing operations has significant limitations as an analytical tool because it excludes certain material costs. Because non—GAAP EPS from continuing operations does not account for these expenses, its utility as a measure of its operating performance has material limitations. Because of these limitations, the Company does not view non-GAAP EPS from continuing operations in isolation and uses other metrics to measure operating performance such as, but not limited to, net sales, gross margin, operating (loss) income, adjusted EBITDA, and net (loss) earnings from continuing operations.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP SHARES OUTSTANDING

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Weighted-average shares outstanding
Basic shares outstanding GAAP	41,607,310	41,287,338	41,574,713	41,239,316
Diluted shares outstanding GAAP	41,607,310	41,287,338	41,574,713	41,239,316
Stock options	—	—	—	—
Restricted common stock	—	284	—	130
Diluted shares outstanding non-GAAP	41,607,310	41,287,622	41,574,713	41,239,446

Diluted GAAP shares outstanding: Due to the loss from continuing operations for the three and six months ended June 30, 2012, diluted weighted—average common shares outstanding for purposes of our diluted GAAP loss per share does not include 284 and 130 shares of unvested restricted common stock respectively, as these potential awards do not share in any net loss generated by the Company and are anti—dilutive.

Diluted non—GAAP Shares Outstanding: Due to a net loss from continuing operations during the three and six months ended June 30, 2013, the diluted weighted—average common shares outstanding for purposes of its diluted GAAP loss per share does not include 17 and 141 shares of unvested restricted common stock respectively, as these potential awards do not share in any loss generated by the Company and are anti—dilutive.

Free Cash Flow from Continuing Operations: The Company believes free cash flow from continuing operations is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. Free cash flow is defined as operating cash flow from continuing operations excluding cash spent on capital expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the Company’s business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.